Promissory Note

For good value, Changchun Decens Foods Co., Ltd. promises to pay to the order of Yakun Song on demand the sum of RMB 15,000,000.

Changchun Decens Foods Co., Ltd.

Dated: December 10th, 2007	By:	/s/ Yakun Song
Yakun Song
Chief Executive Officer